EXHIBIT 10.1 - Commercial Lease Agreement


COMMERCIAL LEASE AGREEMENT

1. PARTIES: This agreement is between: Chris M. Hymel, "Landlord" and Signal Advance, Inc., "Tenant".

2. PREMISES: The Premises hereby leased by Tenant from Landlord are described as follows: 900 Sq. ft. of Office/Lab space located at 2520 CR 81, Rosharon, Brazoria County, Texas 77573, hereinafter called "Premises".

3. TERM: The original term of this lease shall commence on the 1st day of July, 2007, and shall expire on the last day of June, 2008, unless sooner terminated pursuant to the terms hereof. This lease agreement will be automatically renewed on a month-to-month basis unless written notice of termination is given by either party at least sixty (60) days before the end of the initial lease term of renewal or extension period or unless the parties enter into another lease agreement.

4. USE OF PREMISES: The Premises will be occupied and used solely as a commercial business office and electronics laboratory by Tenant.

5. PERSONAL PROPERTY: The following items of personal property are included with the Premises: None

6. DELIVERY OF POSSESSION: Possession of the Premises (including two (2) sets of keys to all doors on the Premises shall be delivered to Tenant on the commencement date. Minor maintenance, cleaning or repairs to be performed on or after commencement date shall not prevent delivery of possession to Tenant.

7. RENT: Commencing on July 1st, 2007, through the last day of the lease term, Tenant shall pay to Landlord, as rental for the Premises, the sum of Seven Hundred Dollars & No Cents ($700.00) per month. If the commencement date is not the first day of a calendar month, the prorated rental from commencement date to the first day of next month is $23.33 per day payable on or before the commencement date.

In addition, Tenant will have the right to extend this Lease on a month-to-month basis after the term of this lease during which any annual increase in the rental rate will not exceed One Hundred Dollars ($100.00) per month.

All rent payments are due in advance and without demand before the first day of each calendar month without a grace period. If all rent is not paid on or before the 5th day of the month, Tenant agrees to pay a late charge of $50.00 plus a further late charge of $10.00 per day until all due rent is paid. Tenant further agrees to pay a $50.00 charge for each rent check returned unpaid, and delinquent charges shall accrue as if check had not been given until such check is made good. Notwithstanding any notations on a check all payments by Tenant shall be applied first to non-rent items due, if any, and then to rent. If any rent check is returned unpaid, for any reason, the Landlord may require that all subsequent payments due hereunder be paid in cash, money order, or cashier's check. Tenant and Landlord agree that all rights of Tenant and all duties and obligations of Landlord in this Lease are conditioned on rent being paid on time. Tenant's right of possession and all of Landlord's obligations are expressly conditioned on prompt payment of rent, and use of the premises by Tenant is conditioned on prompt payment of rent. After the term of this lease, Landlord shall provide to tenant at least thirty (30) days written notice prior to any rent increase.

8. SECURITY DEPOSIT: The security deposit is waived. A security deposit may be required on or before any extension of this lease (beyond June 30, 2008) in an amount not to exceed the monthly rental rate in effect for the extension period and will be payable on or before the commencement of said extension period.

   (a) Refund - Refund of the security deposit by Landlord shall be conditioned upon the following:

      (i) All rents must be paid, in full, through the last day of the lease term. Tenant may not apply any part of the security deposit to rent;

      (ii)  The term of the Lease must be ended;

      (iii) Tenant must give Landlord at least 60 days written notice of Tenant's intention to vacate the premises prior to the last day of the lease term or any renewal or extension thereof. Verbal move-out notice is not sufficient under any circumstances;

      (iv) Tenant must vacate the premises on or before the date specified in the notice to Landlord. Tenant agrees not to stay beyond such move-out date;

      (v) Tenant must provide Landlord, in writing, notice of the Tenant's forwarding address.

   (b) Amount of Refund and/or Charges Payable after Move-Out - Tenant shall receive the full amount of security deposit, less damages or unpaid obligations owed by Tenant to Landlord pursuant hereto, including, but not limited to, unpaid delinquent rents, reasonable costs of damages or repairs to the Premises and reasonable cleaning charges if such repairs or cleaning charges are necessary. A charge of $20.00 shall be deducted for each key not returned at the end of the lease term. After subtracting lawful deductions, the security deposit balance and an itemized list of deductions shall be mailed to Tenant within thirty (30) days after Tenant surrenders the Premises and keys and delivers Tenant's forwarding address to Landlord in writing. Tenant agrees to pay Landlord any excess of lawful deductions over the amount of security deposit. Tenant is urged to make an appointment with Landlord for a move-out inspection.

   (c) Tenant Duties on Move-Out

Tenant acknowledges and agrees that it shall be responsible for all repairs and cleaning of the premises prior to vacating same, and Tenant shall return the Premises to Landlord in the same condition as existed at the commencement of the terms hereof, reasonable wear and tear excepted.
Landlord acknowledges and agrees that if Tenant satisfies the requirements for return of the security deposit set forth in subparagraph (a) hereinabove, and in this subparagraph (c), any security deposit shall be fully refunded to Tenant, subject to the offsets and deductions described in subparagraph (b) hereinabove.

9. CONDITION OF THE PREMISES: Tenant has thoroughly inspected and accepts the Premises as is except for conditions materially affecting the health or safety of ordinary persons and Landlord has made no implied warranties as to the condition of the Premises. Within forty-eight (48) hours after move-in, Tenant shall note in writing any defects or damage to the Premises and deliver or mail in to Landlord; otherwise, the Premises will be deemed to be in clean and good condition. Tenant agrees to surrender the Premises at the end of the term of this lease and any extension thereof in the same condition as of the date of possession, reasonable wear and tear excepted. Reasonable wear means wear which occurs without negligence, carelessness, accident or abuse. If Tenant fails to thoroughly clean the Premises, including exterior cleaning and landscape maintenance, prior to move-out, reasonable charges to complete such cleaning shall be deducted from the security deposit. Tenant shall make no alterations to the Premises or its contents without the prior written permission of Landlord, provided, however, Tenant may hang pictures, using standard picture hooks. Landlord shall furnish light bulbs at the time of possession which will be replaced at Tenant's expense. Tenant shall not remove any of Landlord's fixtures, furniture or any other personal property from the Premises for any reason.
Tenant shall not paint, carpet or wall paper without the prior written consent of Landlord.

10. LOCKS: Tenant has inspected the locks and agrees they are in good working order and sufficient for the protection of his person and property. Tenant shall not make lock changes or additions without Landlord's prior written permission. Landlord shall change locks if Tenant requests and pays a reasonable charge.

11. MAINTENANCE AND REPAIRS: Tenant agrees to maintain the Premises and perform minor repairs such as leaking faucets and changing of air conditioner filters. Tenant shall be responsible for failure to make such repairs and shall be liable for damage resulting from such failure. Landlord shall be responsible for major repairs.

The rights and obligations of the parties hereto regarding these repairs are described herein:

   (a) Tenant shall notify Landlord promptly by telephone, in person or in writing upon discovery of any major item requiring repair,

   (b) Landlord shall be required to complete such repair or cause such repair to be completed within three (3) business days after receiving such notification thereof from Tenant unless such repair cannot be reasonably completed within such three (3) business day period for reasons beyond the control of Landlord, in which event such repair shall be completed as soon as practically possible, but in any event within seven (7) business days after such notification, and

   (c) Tenant shall pay the first $ 500.00 for the repair of any one item requiring repair, or shall be entitled (but not obligated) to effect any repair at Tenant's sole cost and expense in which case the Landlord must be notified and may require inspection of such repairs and copies of receipts for labor and/or materials for said repairs.

   (d) In the case of emergency repairs, Landlord shall be obligated to complete or cause same to be completed within forty-eight (48) hours after notification of the need for such repair by Tenant. In the event Landlord fails to complete any emergency repairs within said forty-eight (48) hours period for any reason whatsoever, Tenant shall be entitled to effect such repairs and Landlord shall pay all expenses (subject to limits described in subsection (iii) hereinabove) thereby incurred by Tenant upon written notification to Landlord by Tenant that such repairs have been effected and following inspection of such repairs by Landlord.

   (e) Tenant shall pay Landlord for any property damage and/or cost of repairs to the Premises caused by the negligence or misuse thereof by Tenant, or Tenant's guests and/or other occupants. At the Landlord's discretion, such repairs may be affected by Tenant at Tenant's sole cost and expense.

   (f) Any outstanding debt for such repairs may be deducted from the security deposit or charges to tenant.

   (g)Tenant shall maintain the yard by watering, weeding, mowing the grass and trimming the shrubs so as to maintain a good appearance. Extermination services for all pests and insects as reasonably needed shall be arranged and paid for by Tenant.

Both parties acknowledge that the rent would be higher if the foregoing responsibilities were allocated differently. This assumption of responsibility by Tenant is entered into knowingly, voluntarily, and for consideration and is an express waiver of any statutory or common law obligation of Landlord.

12. PETS:  Tenant shall not keep any pets on premises.

13. SUBLETTING: Tenant shall not sublet, make an assignment or change co-Tenant without the prior written consent of Landlord and Landlord shall not be obligated to grant such consent. If Landlord grants such permission Tenant shall remain fully liable for the terms of this Lease, but shall receive credit for all rentals paid by succeeding Tenant.

14. NUISANCE: Tenant shall not permit any nuisance to be created on the Premises and Landlord may prohibit or regulate motorcycles, boats, trailers, recreational vehicles and inoperative vehicles on the Premises.

15. UTILITIES:  Tenant shall pay for all utilities used on the Premises.

16. ENTRY BY LANDLORD: Landlord or other persons engaged to do so by Landlord may enter the Premises during reasonable times only after Tenant is notified by telephone, in person or in writing and for reasonable purposes, including, but not limited to the following purposes:
inspections, repairs, pest extermination, preventive maintenance, emergency safety or fire inspections, prevention of property damage, prevention of waste of utilities furnished by Landlord (if any), enforcement of Landlord's lien, retrieval or recovery of property belonging to a former Tenant, showing Premises to prospective Tenant or purchasers, building inspectors, fire marshals, lenders, appraisers or insurance agents. Landlord will make every reasonable effort to only enter property when Tenant can be present. Unless absolutely necessary for emergency purposes, Landlord will not disturb, inspect, touch or otherwise tamper with any of Tenant's personal property, books, papers, records, documents or other possessions in the event of any entry by Landlord in Tenant's absence. Only under emergency situations will Landlord enter Premises without making every reasonable effort to notify Tenant in advance.

Notwithstanding the foregoing, Landlord acknowledges that he shall not permit prospective purchasers or tenants, real estate agents, appraisers, or other such parties to have access to the Premises except during the last sixty 60) days of the term of this Lease.

17. NON-WAIVER: Failure by Landlord to enforce or demand performance of any obligation of Tenant hereunder, or to seek remedy for breach thereof, shall not operate to waive or excuse defaults of other obligations nor further defaults of the same obligation.

18. LIABILITY AND INDEMNITY: Landlord shall not be liable to Tenant, Tenant's guests or other occupants or persons on the Premises for personal injury, property damage or other losses to such persons or their property caused by other persons, theft, burglary, assault, other crimes, fire, water, wind, rain, smoke, or any other causes.

Tenant agrees to indemnify and hold Landlord free and harmless from any and all liability for injury to or death of any person, or for damage to property arising from the use and occupancy of the Premises by Tenant or from the act or omission of any person or persons, including Tenant, in or about the leased Premises with the express or implied consent of Tenant. Landlord recommends that Tenant secure insurance for Tenant's own account to protect Tenant from the hazards of such losses as are described above. Landlord shall have no duty to furnish smoke detectors or additional locks, except as required by law. When smoke detectors are furnished, Landlord shall test same and provide initial batteries as required by law at the time of lease commencement, thereafter, Tenant shall pay for, test, and replace smoke detector batteries as needed.

Landlord acknowledges and agrees that Landlord shall be liable to Tenant for any damages to Tenant's personal property caused by the Landlord, or Landlord's agents, employees, contractors or representatives.

In the event Tenant retains or requests Landlord's employees or contractors to render services not contemplated in this agreement, or without prior knowledge and consent of Landlord expressed in writing, such employees or contractors shall be deemed the agent of the Tenant whether or not compensated by the Tenant or by Landlord and Tenant agrees to hold harmless and indemnify Landlord for and from all liability for the acts or omissions of such persons

19. DEFAULT BY LANDLORD: Upon default by Landlord of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Landlord fails to satisfy any obligation or duty imposed on Landlord hereunder and if Tenant is not currently in default (all rent and other charges must be current, etc.), Tenant shall send Landlord written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Landlord shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Landlord, Landlord shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Landlord fails and/or refuses to cure such default within the time limits specified hereinabove, Tenant may:

   (a) Terminate this lease in writing, in which event, Tenant shall be entitled to receive from Landlord, on demand, a full refund of Tenant's security deposit, less proper charges as described in Paragraph (8) hereinabove, and any unearned portion of any rent paid, as of the date of the Tenant's election to terminate this Lease; or

   (b) enforce specific performance hereof; or

   (C) bring suit against Landlord for any and all damages incurred by Tenant as a result of Landlord's default or negligence including reasonable attorney's fees.

Any or all such remedies may be exercised either separately or concurrently.

20. DEFAULT BY TENANT: Upon default by Tenant of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Tenant fails to satisfy any obligation or duty imposed on Tenant hereunder and if Landlord is not currently in default, Landlord shall send Tenant written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Tenant shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Tenant, Tenant shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Tenant fails and/or refuses to cure such default within the time limits specified hereinabove, Landlord may:

   (a) Terminate this Lease and may file a Forcible Entry and Detainer suit in the proper court for possession and after giving such notice, or if filing suit for possession, Landlord may accept payment for sums due herein without waiving or diminishing Landlord's right to proceed against Tenant for eviction, property damages, past or future rent, or other sums due herein, and demand that all monthly rentals for the remainder of the lease term or renewal or extension period shall be accelerated automatically without notice or demand, and shall immediately become due and payable, and Report any unpaid sums due herein, breaches of this Lease or property damages, to credit reporting agencies for addition to Tenant's credit files, or

   (b)  Enforce specific performance hereof, and

   (c) Bring suit against Tenant for all damages incurred by Landlord as a result of Tenant's default or negligence, including reasonable attorney's fees, costs of re-letting the Premises, which re-letting costs shall not exceed one month's rent. Landlord shall make a reasonable effort to re-let the Premises as soon as possible and all rentals received from such re-letting, if any, shall be credited against Tenant's liability for future rentals. Such re-letting shall not relieve Tenant of Tenant's obligation to pay all rent due.

Any or all such remedies may be exercised either separately or concurrently.

21. HOLDOVER: If Tenant holds over and fails to vacate on or before the contracted move-out date (end of lease term, or any renewal or extension period, or the move-out date agreed to by the parties), Tenant shall be liable to pay rents for the holdover at the rate of 150% of the monthly rent due at the expiration of the term thereof.

22. ABANDONMENT: If Tenant (i) is absent from the Premises for five (5) consecutive days while in default of this Lease, (ii) has been evicted by judicial process or (iii) leaves personal property after the termination of the Lease, all personal property found in the Premises may be deemed by Landlord to be abandoned and Landlord or its representatives may peaceably enter, remove and dispose of such personal property as Landlord sees fit without any liability or duty to account for such personal property to Tenant whatsoever.

23. CONTRACTUAL LIEN: All personal property on the Premises (except property exempt by Section 54.042 of the Texas Property Code) is hereby subjected to a contractual lien in favor of Landlord to secure payment of rent. In order to enforce said lien, Landlord, or its representative, may peacefully enter the Premises and remove and store all non-exempt property therein. Landlord shall be entitled to reasonable charges for packing, removing and storing property taken hereunder. If Tenant is not present when property is removed hereunder, written notice of Landlord's entry shall be left at the Premises. Landlord may sell all property subject to Landlord's lien at public or private sale after giving Tenant thirty (30) days written notice by certified mail of the time and place of such sale to Tenant's last known address. Sale shall be to the highest cash bidder and Landlord shall credit the proceeds thereof first to all costs and expenses incident to the removal, storage and sale of the property, then rent due and any excess shall be mailed to Tenant at such address as Tenant may furnish.

The foregoing lien rights may be exercised by Landlord with or without resort to judicial proceedings. The contractual lien provided herein is in addition to, and not in lieu of, any landlord's or other lien provided by law.

24. RELEASE OF TENANT:  Tenant shall have no rights of release hereunder.

25. MULTIPLE TENANTS: Each Tenant and each Tenant's share of the total security deposit is jointly and severally liable for all obligations and sums due pursuant to this lease agreement A lease violation by one Tenant is a violation by all Tenants. Notice by Landlord to one Tenant is notice to all Tenant. Entry permission or service request from one Tenant shall be from all Tenants. Security deposit refund may be in one check jointly payable to all Tenants and such refund check and itemization of deduction (if applicable) may be mailed to one Tenant only.

26. SIGNS AND SHOWING: Landlord shall be entitled to display a "For Lease" sign or "For Sale" sign during the last sixty (60) days on the Premises and the Premises may be shown at reasonable times to prospective tenants and/or purchasers during said period and at reasonable times, subject to the notice requirements of Paragraph 16 hereinabove.

27. NOTICES: Except as may be otherwise required herein or specified by law, all notices required or permitted hereunder to be given either to Landlord or Tenant shall be in writing and delivered by United States Mail, certified mail, return receipt requested to the party at the addresses specified below:

If to Landlord:	3515 CR 81, Iowa Colony, TX  77583

If to Tenant:	2520 CR 81, Rosharon, TX  77583

Either party hereto may change its address for notice hereunder by delivering written notice of such change of address to the other party in accordance with this paragraph. Either Party may also use other means of communicating notice, including telephone or regular mail, but no notice shall be deemed delivered unless delivered in accordance with the provisions of this paragraph, and in no event shall Landlord enter the Premises solely for the purpose of delivering notice hereunder. In the event either party gives notice in writing to the other party by personal delivery, such delivery shall not be deemed delivered unless also sent by United States Mail, certified mail, return receipt requested in accordance with this paragraph.

28. SUBORDINATION: This lease and Tenant's leasehold interest hereunder are and shall be subject, subordinate, and inferior to any lien or encumbrance now or hereafter placed on the premises by Landlord, to all advances made under such lien or encumbrances, to the interest payable on any such lien or encumbrance, and to any and all renewals of any such lien or encumbrance, and the rights of such lien holders.

29. TENANT'S AND LANDLORD'S PHONE NUMBERS: Tenant(s) shall keep Landlord informed at all times of Tenant's phone number(s), listed or unlisted. Landlord shall keep Tenant informed at all times of Landlord's phone number or the phone number of any authorized property manager for said Premises.

30. GENERAL: This written agreement contains the entire agreement of the parties. No oral agreements or representations have been made. This agreement may be modified only in writing signed by all parties. Judicial declaration of the invalidity of any part of this agreement or any attachment hereto shall not invalidate the remainder. In any legal proceeding pursuant to this lease, including a suit to enforce this lease or to collect damages for its breach, the prevailing party shall be entitled to recover reasonable attorney's fees, costs of court and interest at the rate of 18% per annum upon all sums due from due date from the non-prevailing party.

Tenant may not withhold rent or offset against rent. This agreement shall be construed under and in accordance with the laws of the State of Texas. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

31. DOCUMENTS: This agreement is executed in duplicate copies, one for Tenant and one for Landlord.

32. SPECIAL PROVISIONS:  All Water Supply, Pumping Equipment and
Septic/Sewage Treatment Equipment and Facilities are to be maintained by Tenant.

33. ATTORNEY'S FEES: Any signatory to this agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

34. LANDLORD'S OBLIGATION AS TO MORTGAGE: At all times during the term of this Lease, Landlord shall make timely payments of all mortgage payments, property taxes, assessments and other amounts for which payment is secured by a lien against the Premises or for which foreclosure of the Premises could occur in the event of non-payment. Landlord shall also keep and perform all of the covenants and agreements set forth in any mortgage, deed of trust and/or other lien against the Premises. In the event Landlord fails to pay any such amounts for any reason whatsoever, and/or fails to keep and perform all of the said covenants and agreements and the Premises are foreclosed by a third party, Landlord shall be obligated to refund Tenant's security deposit(s), less proper charges as described in Paragraph (8) hereinabove, together with any unearned portion of any rent paid.



FOR LANDLORD:           /s/ Chris M. Hymel
                        ------------------------------------
                         Chris M. Hymel

FOR TENANT:             /s/ Herbert Joe
                        ------------------------------------
                         Herbert Joe, Corporate Secretary